Exhibit 10.89

AMENDMENT AND ASSIGNMENT OF EMPLOYMENT AGREEMENT

This Amendment and Assignment Agreement (“Amendment”), dated July 2, 2007, among Bruce G. Bernstein, a Pennsylvania resident (“Employee”), InterDigital Communications Corporation (“ICC”), a Pennsylvania corporation, and InterDigital, Inc., a Pennsylvania corporation, provides for the amendment of that certain Employment Agreement dated June 20, 2005 between ICC and Employee (“Original Agreement”) and the assignment by ICC to InterDigital, Inc. of all of ICC’s rights and obligations under the Original Agreement as amended hereby, and the consent of Employee to such assignment.

Witnesseth:

WHEREAS, ICC intends to effect an internal legal restructuring (“Restructuring”) in accordance with applicable sections of the Pennsylvania Business Corporation Law and the Delaware General Corporation Law, whereby following the effective date of the Restructuring (“Effective Date”), among other things, ICC will be converted to a Delaware Limited Liability Company and become a wholly owned subsidiary of InterDigital, Inc. which, on the Effective Date, will become the successor issuer of all the issued and outstanding shares of common stock of ICC in accordance with the provisions of Rule 414 under the Securities Act of 1933, as amended, and Rule 12g-3 of the Securities Exchange Act of 1934, as amended; and

WHEREAS, Employee serves in the position of Chief Intellectual Property and Licensing Officer of the Company and commencing on the Effective Date will serve in such capacity as an officer of InterDigital, Inc.; and

WHEREAS, to afford Employee continuity of employment before and after the Restructuring it is necessary and desirable for ICC to assign Employee’s Original Agreement, as amended hereby, to InterDigital, Inc. and for Employee to consent to such assignment.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

1.

This Amendment shall be effective on and as of the Effective Date and upon such effectiveness (a) all references contained in the Original Agreement to the Agreement shall be deemed to be references to the Original Agreement as amended by this Amendment, and (b) all references to the Company contained in the Original Agreement shall be deemed to be references to InterDigital, Inc., and (c) all obligations owing by ICC to Employee under the Original Agreement and under the Original Agreement as amended by this Amendment shall have been assigned by ICC to InterDigital, Inc. and assumed in their entirety by InterDigital, Inc., and (d) all rights inuring to the benefit of ICC under the Original Agreement and under the Original Agreement as amended by this Amendment shall have been transferred and assigned to InterDigital, Inc. and inure to the benefit of InterDigital, Inc., and (e) all obligations owing since the date of the Original Agreement by Employee to ICC under the Original Agreement and under the Original Agreement as amended by this Amendment shall be owed fully to InterDigital, Inc., and Employee expressly acknowledges and agrees with respect to all obligations owed by Employee to ICC under the Original Agreement as Amended hereby that such obligations shall be owed to InterDigital, Inc. and to all of its past, present and future subsidiaries, affiliates, partners, associations, trusts, joint venturers and other of its entities or interests however described, whether owned directly or indirectly, in whole or in part; and Employee hereby expressly consents to all such assignments and assumptions and further hereby confirms Employee’s obligations to InterDigital, Inc., all as aforesaid.

2.	Employee hereby agrees that the Restructuring shall not constitute a Change of Control for any purpose under the Original Agreement or the Original Agreement as amended by this Amendment.

3.	In addition to those duties to be performed by Employee as set forth in the Original Agreement, Employee agrees that commencing on and as of the Effective Date Employee shall also serve in such capacities as are substantially similar to Employee’s specified duties under the Original Agreement, as amended by this Amendment, as an officer and/or employee of such of InterDigital, Inc.’s subsidiaries or affiliates, whether as a direct employee or in some other indirect form of relationship, as may be requested from time to time by InterDigital, Inc.

4.	This Amendment together with the Original Agreement as amended hereby contains the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and merges and supersedes all prior and contemporaneous discussions, agreements and understandings of every nature between the parties hereto relating to the employment of Employee by InterDigital, Inc. as assignee of ICC, and Employee hereby consents to such assignment and hereby expressly reaffirms all the obligations set forth in the above referenced documents for the benefit of InterDigital, Inc.

5.	This Agreement shall be construed and enforced in accordance with the laws of the Commonwealth of Pennsylvania without giving effect to choice of law provisions thereunder.

IN WITNESS WHEREOF, the parties hereto have hereunto subscribed as of the date first above written.

ATTEST:		INTERDIGITAL COMMUNICATIONS CORPORATION

By:	/s/ Rebecca B. Opher	By:	/s/ GD Isaacs

Title:	Assistant Secretary	Title:	Chief Administrative Officer

ATTEST:		INTERDIGITAL, INC.

By:	/s/ Rebecca B. Opher	By:	/s/ GD Isaacs

Title:	Assistant Secretary	Title:	Chief Administrative Officer

/s/ Bruce G. Bernstein
Bruce G. Bernstein

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